MORTGAGE AND SECURITY AGREEMENT
                         -------------------------------

         THIS MORTGAGE AND SECURITY AGREEMENT, made the 1st day of December, 1995, between:

                      RONSON CONSUMER PRODUCTS CORPORATION,
                            a New Jersey Corporation,

having a principal office at Corporate Park III, Campus Drive, Post Office Box 6707, Somerset, New Jersey, hereinafter referred to as the "Mortgagor", and

                               UNITED JERSEY BANK,
                        A New Jersey banking corporation,

having its principal office at 210 Main Street, Hackensack, New Jersey, hereinafter referred to as the "Mortgagee".

         The Mortgagor, in order to secure the payment of (i) an indebtedness in the principal amount of One Million Three Hundred Thousand ($1,300,000.00) Dollars (the "Mortgage Loan"), lawful money of the United States to be fully paid, with interest, in accordance with and pursuant to the terms of a certain Mortgage Note of even date herewith executed by the Mortgagor and delivered to the Mortgagee (the "Note"), and any renewals, substitutions or replacements therefor, (ii) all existing and future advances to Ronson Consumer Products Corporation, and (iii) all existing and future advances to and obligations of Ronson Corporation, and (iv) all obligations of the Mortgagor to the Mortgagee pursuant to the Note, a certain Assignment of Rents and Leases of even date herewith given by Mortgagor to Mortgagee (the "Assignment of Leases"), and this Mortgage including, but not limited to, the payment of any sums advanced by the Mortgagee pursuant to any term or provision of this Mortgage (the Mortgage, the Assignment of Leases, the Note, and all other writings, documents, instruments and agreements delivered pursuant thereto, are collectively and severally referred to herein as the "Loan Documents"), which Loan Documents shall be considered part of this Mortgage as though fully set forth herein, does hereby mortgage, grant, bargain, sell and convey to the Mortgagee and to its successors and assigns forever, that certain tract or parcel of land and premises in the Township of Woodbridge, County of Middlesex, and State of New Jersey, more particularly bounded and described as set forth in Schedule A attached to this Mortgage and made a part of it (the "Property").

         Together with all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion or reversions, remainder and remainders; and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, in law as well as in equity, of said Mortgagor, of, in, and to the same and every part and parcel thereof, with appurtenances; including but not limited to all fixtures of every kind and nature whatsoever now or hereafter attached to or installed in or upon any buildings or improvements now or hereafter on the premises, or any part thereof, including, but without limiting the generality of the foregoing, all plumbing, lighting, heating, cooking, laundry, ventilating, refrigerating, incinerating, and air conditioning plants, equipment, appliances, units and fixtures and appurtenances thereto; and all gas and electric equipment and fixtures and appurtenances thereto; and all water and power systems, sprinkler and other fire extinguishing and fire prevention apparatus and systems, and communication systems, and all building materials and equipment now or hereafter delivered to the premises and intended to be installed therein; it being hereby mutually agreed that all the aforesaid property shall, so far as permitted by law, be deemed to be affixed to the realty, (the Property, together with the aforementioned fixtures, are hereinafter referred to as the "Mortgaged Premises"), and it being further mutually agreed that the Mortgagor hereby grants to the Mortgagee, pursuant to the terms of the Uniform Commercial Code, a lien on and a security interest in all the aforesaid Mortgaged Premises.

         TO HAVE AND TO HOLD, the above granted and described Mortgaged Premises, with the appurtenances, fixtures, equipment, building material and improvements, unto the Mortgagee, its successors and assigns, to its and their own proper use and benefit forever;

         PROVIDED ALWAYS, and these premises are upon this express condition, that if all obligations required by the Loan Documents are satisfied and all money secured hereby shall be paid when the same shall become due and payable, without deduction or credit for any amount payable for taxes, then these presents and the estate hereby granted shall cease and be void.

         The lien of this Mortgage is a first lien upon the Mortgaged Premises. An existing Mortgage dated January 6, 1995 delivered to the Mortgagee by the Mortgagor, and recorded on January 12, 1995 in the Office of the Clerk of Middlesex County, New Jersey in Mortgage Book 4850 at Page 211 shall be at all times subordinate to this Mortgage.

            REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS BY
                             MORTGAGOR TO MORTGAGEE:

         The Mortgagor represents, warrants, covenants, and agrees with the Mortgagee as follows:

         1. The Mortgagor is seized of an indefeasible estate in fee simple in said Mortgaged Premises, and the Mortgagor warrants title to the Mortgaged Premises.

         2. The Mortgagor will pay the indebtedness and comply with all other provisions of the Loan Documents.

         3. The Mortgagor shall, in addition to and at the time of the monthly payments provided under the Note, deposit with Mortgagee in a non-interest bearing account, until the Note secured hereby is fully paid, a tax escrow payment equal to one-twelfth of the known or estimated annual real estate taxes and assessments (estimated by Mortgagee) levied or to be levied against the Mortgaged Premises, to be applied by Mortgagee to the payment of such taxes and assessments when due. If the total of such monthly payments for taxes and assessments shall exceed the amounts paid or payable by Mortgagee for taxes and assessments, such excess shall be credited to Mortgagor's account on an annual basis, but if the total of such monthly payments shall be insufficient to pay taxes and assessments when due, then the Mortgagor shall pay to Mortgagee, on demand, any amount necessary to make up for the deficiency. If Mortgagee, pursuant to any provision hereof declares the indebtedness secured hereby to be due and payable, Mortgagee may then apply all sums in said account to the reduction of the indebtedness secured hereby. The Mortgagee may from time to time at its option waive, and after any such waiver reinstate, any or all provisions hereof requiring such deposits, by notice to the Mortgagor in writing. While any such waiver is in effect, the Mortgagor shall pay taxes and assessments as herein elsewhere provided. Should a late charge and/or interest be assessed against the Mortgagor by the municipality for failure to timely pay taxes and assessments and such failure is the result of the Mortgagee's failure to timely pay taxes and assessment, then the Mortgagee and not the Mortgagor shall be obligated to pay such late charge and/or interest.

         4. The Mortgagor agrees to keep the buildings and other structures, fixtures, equipment and all other property covered by this Mortgage, erected and to be erected upon the Mortgaged Premises (hereinafter sometimes called the "Improvements"), insured against loss or damage by fire, the perils against which insurance is afforded by the Extended Coverage Endorsement, and such other hazards as Mortgagee may specify, by insurers and in amounts approved by Mortgagee, with Standard Mortgagee Clause with loss payable to the Mortgagee, and will deliver such policy or policies to the Mortgagee; and in default thereof, the Mortgagee may effect such insurance. Each aforesaid policy shall contain an agreement by the insurer that the policy shall not be cancelled without at least ten (10) days' prior written notice to the Mortgagee. Furthermore, in event that insurance is not obtainable in substantially the form specified above, then the remaining indebtedness hereunder shall, at the option of the Mortgagee, be immediately due and payable. The Mortgagor hereby assigns to the Mortgagee all rights to demand and receive all money payable under any of said policies of insurance and all rights to settle or compromise claims thereunder, and all money received may be applied on account of the indebtedness secured hereby or used to repair or replace the Improvements, as the Mortgagee shall elect. In the event of loss or damage, the Mortgagor shall give immediate notice thereof to Mortgagee, and shall submit a copy of proof of loss to Mortgagee for its approval before submitting same to the insurer. Mortgagee may make proof of loss if not made promptly by the Mortgagor, but Mortgagee shall be under no duty in any case to make any proof of loss. In all cases, each insurance company concerned is hereby authorized and directed to make payment for such loss or damage directly to the Mortgagee instead of to the Mortgagor and Mortgagee jointly.

         5. In the event the said Mortgaged Premises or any part thereof shall be taken and condemned for public purposes by the proper authorities, the Mortgagor shall have no claim against the award for damages, or be entitled to any portion of the award until the within Mortgage shall be paid, and all rights to any such award resulting from such condemnation proceeding and/or settlements are hereby assigned to the Mortgagee to the extent of the indebtedness remaining unpaid hereunder; the Mortgagor, however, having the right to appeal said award to the courts of competent jurisdiction. Mortgagee, in its sole discretion, shall have the right to have said award, or any portion thereof, used to repair or replace the Improvements.

         6. The Mortgagor further covenants with the Mortgagee that in the event such portion of the Mortgaged Premises shall be taken by eminent domain or a conveyance in lieu thereof as shall be determined by the Mortgagee to render the Mortgaged Premises remaining after such taking unfeasible for continuing use of the Mortgaged Premises as at present, Mortgagee at its option may elect that the remaining indebtedness hereunder be immediately due and payable.

         7. The Mortgagor agrees to comply with all laws, rules, regulations, and ordinances made or promulgated by lawful authority, now or hereafter applicable to the Mortgaged Premises and/or otherwise affecting the Mortgagor's business, within such time as may be required by law, and the Mortgagor shall conduct its business in accordance with good and sound practices.

         8. The Mortgagor, at its own cost and expense, will keep the Improvements in good and substantial repair, and make such replacements thereto as may be reasonably required. In addition, the Mortgagor will make such repairs and replacements as may be reasonably required by Mortgagee within thirty (30) days after written notice from Mortgagee (or shorter period, as reasonably required by Mortgagee to effect preservation or safety of the Mortgaged Premises). The Mortgagor shall not do, and shall not permit to be done, any act which may in any material way impair or weaken the security under this Mortgage, and the Mortgagor shall not remove or demolish or substantially alter, without the written consent of Mortgagee, any building, structure or improvement on the Mortgaged Premises.

         9. The Mortgagor hereby assigns all rents, issue and profits arising out of or from the above described Mortgaged Premises to the Mortgagee as security for payment of the debt secured hereby in accordance with the terms of a certain Assignment of Rents and Leases dated of even date herewith and delivered to the Mortgagee.

         10. The Mortgagor will, upon written request by the Mortgagee, certify within five (5) days to such person as the holder may designate, by writing duly acknowledged, the amount of principal and interest then owing on the Note, and whether any offsets or defenses exist against the mortgage debt.

         11. The Mortgagee may, at its option, expend money for insurance, payment of taxes, assessments, municipal or governmental rates, charges, impositions, liens, and water and sewer rents or any part thereof and for repairs, maintenance, and preservation of the Mortgaged Premises, or of the Improvements, or for the discharge of any liens or encumbrances on the Mortgaged Premises, or for performing any other obligation of the Mortgagor hereunder, or for perfecting the title thereto, or for enforcing collection of the indebtedness secured hereby, or for any water, gas, or electric charge imposed for any services rendered to the Mortgaged Premises, or for the protecting or preserving of any use being made of the Mortgaged Premises, or for advances to any trustee or receiver of the Mortgaged Premises, or for any additions or Improvements to the Mortgaged Premises, considered desirable by Mortgagee while it or any receiver or trustee is in possession thereof; and all money so paid, with interest at the rate stipulated in the Note secured hereby shall be a lien on the Mortgaged Premises added to the amount of said Note and secured by these presents and shall be due and payable upon demand. The provisions of this paragraph shall not prevent any default in the observance of any provision requiring the Mortgagor to pay the above charges from constituting a default under this Mortgage. The Mortgagee shall use its best efforts to provide the Mortgagor with one (1) day notice prior to making any such expenditures.

         12. It is understood and agreed that, to protect the Mortgagee against the effect of N.J.S.A. 12A:9-313, in the event that (a) any fixture is replaced or added to, or any new fixture is installed or substituted by the Mortgagor, and (b) such fixture is or may be subject to a security interest held by a seller or any other party:

                  (a) Before the replacement, addition, installation, or substitution of any fixture, the Mortgagor shall first give the Mortgagee written notice that a security agreement with respect to such fixture is intended to be consummated, such notice containing all particulars as to such intended security agreement, and the Mortgagor shall obtain the written approval of the Mortgagee thereto. The failure of the Mortgagor to give such notice and/or obtain such written approval shall, at the option of the Mortgagee, constitute an immediate default hereunder, entitling the Mortgagee at any time thereafter to all rights and remedies provided for herein on default of any of the terms and provisions of this Mortgage or the Note.

                  (b) If the Mortgagor shall be in default hereunder or in default under any security agreement covering such fixtures, the Mortgagee may, at its option, at any time, pay the balance due under said security agreement and the amount so paid shall be (i) a lien on the said Mortgaged Premises, (ii) added to the amount of the Note secured by these presents, and (iii) payable on demand with interest at the rate as set forth in the Note from the time of such payment as aforesaid; and if the Mortgagor shall be in default thereof for fifteen (15) days after demand, the principal sum hereof with all arrearages of interest thereon, shall, at the option of the Mortgagee, become and be due and payable immediately thereafter, anything contained in this Mortgage or in the Loan Documents to the contrary notwithstanding; or the Mortgagee shall have the privilege of acquiring by assignment from the holder of said security interest any and all contract rights, accounts receivable, chattel paper, negotiable or non-negotiable instruments, or other evidence of the Mortgagor's indebtedness for such fixtures, and, upon acquiring such interest as aforesaid by assignment, shall have the right to enforce the security interest as assignee thereof in accordance with the terms and provisions of the Uniform Commercial Code in effect in the State of New Jersey, as amended or supplemented, and in accordance with law.

                  (c) Whether or not the Mortgagee has paid or taken assignment of such security interest, if at any time the Mortgagor shall be in default for a period of fifteen (15) days under the security agreement covering such fixtures, such default shall be a material breach of the Mortgagor's covenants under this Mortgage, and shall, at the option of the Mortgagee, constitute a default hereunder, and the principal sum thereof, with all arrearages of interest thereon, shall, at the option of the Mortgagee, become and be due and payable immediately thereafter, anything contained in the Loan Documents to the contrary notwithstanding.

         13. The Mortgagor, where applicable, will pay when due any and all taxes, assessments, municipal or governmental rates, charges, impositions, liens, and water and sewer rents, heretofore or hereafter imposed upon or which may become a lien against the Mortgaged Premises and will submit receipt therefor on request.

         14. The Mortgagee shall have the right to enter upon and examine the Mortgaged Premises at any time during reasonable hours upon reasonable advance notice.

         15. On an annual basis, the Mortgagor shall provide the Mortgagee with proof that all assessments, water charges, sewer rents and other similar charges (if any) assessed in connection with the Mortgaged Premises have been paid. The Mortgagee shall reserve the right to require the Mortgagor to escrow with the Mortgagee, in such manner as shall be acceptable to the Mortgagee, amounts reasonably estimated by the Mortgagee to be sufficient to enable the Mortgagee to pay all assessments, water charges, sewer rents and other similar charges relating to the Mortgaged Premises in the event the Mortgagor does not fully pay such obligations on a timely basis.

         16. The Mortgagor shall permit the Mortgagee, at Mortgagor's expense, to appraise or reappraise any property, assets or rights of Mortgagor in any federally related transaction as defined under Title XI of the Financial Institutions, Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") Pub. L 101-73, 103 State 183 (1989), 12 U.S.C. 3310 et. seq., and section 5(b) of the
Bank Holding Company Act, 12 U.S.C. 1844 (b) and 12 C.F.R. G 225.61 et. seq.. The Mortgagor shall reimburse the Mortgagee for any reasonable fees, costs, expenses or charges incurred by the Mortgagee in engaging any such appraiser, whether or not such appraiser is an employee of the Mortgagee, or in reviewing and documenting such appraisal or reappraisal, and such fees shall be part of the obligations payable on demand. The Mortgagor agrees to (1) provide any information as reasonably requested by the Mortgagee in order to perform the appraisal or reappraisal, and (2) permit any appraiser designated by the Mortgagee to enter the Mortgaged Premises at any reasonable time for the purpose of conducting the appraisal or reappraisal. Absent an Event of Default, regulatory requirements or the occurrence of an event which could have a material adverse effect on the value of the Mortgaged Premises, the Mortgagee agrees that such appraisals or reappraisals shall not be conducted more than once per calendar year.

         17. During the term of the Mortgage Loan, the Mortgagee reserves the right to request and to have performed, at the expense of the Mortgagor, such inspections and environmental audits of the Mortgaged Premises as are requested by the Mortgagee in its reasonable discretion. The Mortgagor shall reimburse the Mortgagee for any reasonable fees, costs, expenses or charges incurred by the Mortgagee in engaging any such inspector, auditor or consultant or in reviewing and documenting such inspection or audit, and such fees shall be part of the obligations payable on demand. The Mortgagor agrees to (1) provide any information as reasonably requested by the Mortgagee in order to perform the inspection or audit, and (2) permit any inspector, auditor or consultant designated by the Mortgagee to enter the Mortgaged Premises at any reasonable time for the purpose of conducting the inspection or audit.

                               EVENTS OF DEFAULT:

         The Mortgagor shall be in default of this Mortgage upon the occurrence of any of the following events, each or any of which shall be an event of default:

         1. The Mortgagor shall have failed to pay any monthly payment of principal, interest and/or tax escrow (if applicable) provided hereunder or in the Loan Documents, or any part of such payment, on the date such payment is due.

         2. A breach or failure to perform by the Mortgagor, Ronson Aviation or any guarantors of the obligations of the Mortgagor to the Mortgagee of any covenant, agreement or obligation between or among the Mortgagor, any guarantors of the obligations of the Mortgagor to the Mortgagee or Ronson Aviation to the Mortgagee including, without limitation, the Loan Documents.

         3. The failure of Ronson Aviation to pay, when due, on demand or at maturity (whether as stated or by acceleration), as the case may be, any payment of principal, interest or other charges due and owing to the Mortgagee pursuant to any existing or future obligations of Ronson Aviation to the Mortgagee.

         4. If any warranty or representation shall be incorrect in any material respect, or if any financial statement given to the Mortgagee by the Mortgagor, Ronson Aviation or any guarantors of the obligations of the Mortgagor to the Mortgagee shall be incorrect in any material respect.

         5. Upon dissolution, termination of existence, insolvency, business failure, appointment of a trustee, receiver or custodian of all or any part of the properties or assets of the Mortgagor, any guarantors of the obligations of the Mortgagor or Ronson Aviation to the Mortgagee; upon an assignment for the benefit of creditors by, the calling of a meeting of creditors of, or the commencement of any proceeding under any bankruptcy or insolvency laws of any state or of the United States by the Mortgagor, any guarantors of the obligations of the Mortgagor or Ronson Aviation to the Mortgagee, or the commencement of any proceeding under any bankruptcy or insolvency laws of any state or of the United States against the Borrower, any guarantors of the obligations of the Mortgagor or Ronson Aviation to the Mortgagee.

         6. The occurrence of any event of default on the part of the Mortgagor, any guarantors of the obligations of the Mortgagor or Ronson Aviation to the Mortgagee in connection with any loans, advances or other extensions of credit by the Mortgagee to the Mortgagor, any guarantors of the obligations of the Mortgagor or Ronson Aviation to the Mortgagee other than the Loan.

         7. If any warranty or representation whether past, contemporaneous or future made in writing to the Mortgagee by the Mortgagor, any guarantors of the obligations of the Mortgagor to the Mortgagee or Ronson Aviation, other than the warranties or representations set forth in the loan documents, shall be incorrect in any material respect.

         8. If the Mortgagor shall:

                  (a) admit in writing inability to pay debts generally as they become due, or

                  (b) file a petition to be adjudicated a voluntary bankrupt in bankruptcy or a petition to otherwise take advantage of any State or Federal Bankruptcy or insolvency law, or

                  (c) be the subject of an involuntary petition in bankruptcy, and such petition has not been withdrawn or stayed within sixty (60) days of the filing of same, or

                  (d) make an assignment for the benefit of creditors or seek a composition with creditors, or

                  (e) consent to the appointment of a receiver for the whole or any substantial part of its properties, or

                  (f) be adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing a trustee or receiver of the Mortgagor, or of the whole or any substantial part of the Mortgaged Premises.

         9. Any transfer of title or change of ownership of all or any part of the Mortgaged Premises or the creation, granting or placement of any mortgage, pledge, or lien or other encumbrance upon the Mortgaged Premises other than that or those of the Mortgagee without the prior written consent of the Mortgagee.


                            CONSEQUENCES OF DEFAULT:

         1. Should any default be made by the Mortgagor, the Mortgagee may take any or all of the following actions, at the same time or at different times:

                  (a) Declare the entire amount of principal and interest and other money then outstanding under this Mortgage or the Note due and payable.

                  (b) Foreclose this Mortgage by judicial proceeding.

                  (c) Take such other steps to protect and enforce its rights whether by action, suit, or proceeding in equity or at law for the specific performance of any covenant, condition, or agreement in the Note or in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise, as the Mortgagee shall elect.

                  (d) Invoke any other remedies permitted by applicable law or provided for in the Loan Documents or herein.

                  (e) Collect interest at the rate of five (5%) percent per year in excess of the highest rate of interest then being charged to the Mortgagor pursuant to the Note on all sums due to Mortgagee by the Mortgagor under this Mortgage from the date of the default forward.

                  (f) The Mortgagee, in any action to foreclose this Mortgage, shall be entitled to appointment of a receiver, without notice and without regard to the value of the security or the solvency of the Mortgagor.

         2. The Mortgagee may apply on account of the unpaid indebtedness and the interest thereon or on account of any arrearages of interest thereon, or on account of any balance due to the Mortgagee after a foreclosure sale of the Mortgaged Premises whether or not a deficiency action shall have been instituted, any unexpended monies still retained by the Mortgagee that were paid by the Mortgagor to the Mortgagee for the payment of, or as security for the payment of taxes, assessments, municipal or governmental rates, charges, impositions, liens, water or sewer rents, or in order to secure the performance of some act by the Mortgagor.

         3. In the event of a foreclosure sale of the Mortgaged Premises, said Mortgaged Premises may, in the event that same consists of more than one parcel or lot, at the option of the Mortgagee, be sold as a single parcel, or on a lot by lot basis, or in groups of lots, as the Mortgagee may determine.

                                 MISCELLANEOUS:

         1. The rights and remedies granted in this Mortgage to the Mortgagee shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred by the Loan Documents or any applicable law. The failure, at any one or more times, of the Mortgagee to assert the right to declare the principal indebtedness due or the granting of any extension or extensions of time of payment of the Loan Documents secured by the within Mortgage either to the maker or to any other person, or taking of other or additional security for the payment thereof, or releasing any security, or changing any of the terms of the Loan Documents, or other obligation accompanying this Mortgage, or waiver of or failure to exercise any right under any covenant or stipulation herein contained shall not in any way affect this Mortgage nor the rights of the Mortgagee hereunder nor operate as a release from any personal liability upon the Loan Documents, or any other obligation accompanying this Mortgage, nor under any covenant or stipulation therein contained, nor under any agreement assuming the payment of said Note or obligation.

         2. Should any agreement be hereafter entered into modifying or changing the terms of this Mortgage or the Note, in any particular, the rights of the parties to such agreement shall be superior to the rights of the holder of any intervening lien. The Mortgagor may advance additional sums under the Revolving Loan, or may modify the terms of the Term Loan, after the date of this Mortgage and all such additional advances and sums shall continue to be secured by the Mortgage.

         3. In the event any one or more of the provisions contained in this Mortgage or in the Loan Documents shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall, at the option of the Mortgagee, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein or therein.

         4. All of the terms, covenants, provisions, and conditions herein contained shall be for the benefit of, apply to, and bind the heirs, executors, administrators, successors, and assigns of the Mortgagor and Mortgagee, and are intended and shall be held to be real covenants running with the land, and the term "Mortgagor" shall also include any and all subsequent owners and successors in title of the Mortgaged Premises.

         5. When such interpretation is appropriate, any word denoting gender used herein shall include all persons natural or artificial, and words used in the singular shall include the plural.

         6. In the event of any ambiguity or inconsistency between the terms of this Mortgage and the Note, then the terms of the Mortgage shall govern.

         IN WITNESS WHEREOF, the Mortgagor has hereunto set its hands and seals, or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed, the day and year first above mentioned.

         MORTGAGOR ACKNOWLEDGES RECEIPT, WITHOUT CHARGE, OF A TRUE COPY OF THIS MORTGAGE.

Witness:                            RONSON CONSUMER PRODUCTS
                                    CORPORATION

/s/Alberta D. Gladis                   By: /s/Daryl K. Holcomb
Alberta D. Gladis                          Daryl K. Holcomb, Controller
Assistant Secretary